                               EXHIBIT NUMBER 2.1

================================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF MAY 31, 1996

                                    BETWEEN

                             THE MAXIM GROUP, INC.,

                              TMG-II MERGER, INC.

                                      AND

                             IMAGE INDUSTRIES, INC.


================================================================================

                              TABLE OF CONTENTS

                                                                                                                     Page
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
                                                        ARTICLE I

The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 SECTION 1.1   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 SECTION 1.2   Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 SECTION 1.3   Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                       ARTICLE II

Certificate of Incorporation and Bylaws of the Surviving  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 SECTION 2.1   Certificate of Incorporation, Bylaws . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                      ARTICLE III
Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 SECTION 3.1   Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 SECTION 3.2   Maxim to Make Certificates Available . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 SECTION 3.3   Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 SECTION 3.4   Closing of Image Transfer Book . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE IV

Representations, Warranties and Certain Covenants of Maxim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 SECTION 4.1   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 SECTION 4.2   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 SECTION 4.3   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 SECTION 4.4   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 SECTION 4.5   Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 SECTION 4.6   Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 SECTION 4.7   Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 SECTION 4.8   Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . .   8
                 SECTION 4.9   Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 SECTION 4.10  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 SECTION 4.11  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 SECTION 4.14  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 4.15  Executive Compensation and Benefits. . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 4.16  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 4.17  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 4.18  Absence of Undisclosed Liabilities  . . .  . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 4.19  Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 4.20  Statutory Provisions; Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 4.21  Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

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
                                                        ARTICLE V

Representations, Warranties and Certain Covenants of Image  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 5.1   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 5.2   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 5.3   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 5.4   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 5.5   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 SECTION 5.6   Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 SECTION 5.7   Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 SECTION 5.8   Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 5.9   Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 5.10  Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 5.11  Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 5.14  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 5.15  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 5.16  Executive Compensation and Benefits  . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 5.17  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 5.18  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 SECTION 5.19  Absence of Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 5.20  Fairness Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 5.21  Statutory Provisions; Appraisal Rights   . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 5.22  Vote   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                        ARTICLE VI

Representations and Warranties Regarding the Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 6.1   Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 6.2   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 6.3   Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE VII

Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 7.1   Covenants of Image . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 7.2   Covenants of Maxim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                       ARTICLE VIII

Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 SECTION 8.1   Confidentiality; Standstill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 SECTION 8.2   Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 8.3   Approval of Stockholders                                                                29
                 SECTION 8.5   Identification of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                 SECTION 8.6   Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 SECTION 8.7   Expenses; Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 SECTION 8.8   Hart-Scott-Rodino Filing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 SECTION 8.9   Stockholder Communication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 SECTION 8.10  Rule 144 Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 SECTION 8.11  Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 SECTION 8.12  Post Effectiveness Management Matters  . . . . . . . . . . . . . . . . . . . . . . . .  33
                 SECTION 8.13  Amendments to Maxim Certificate of Incorporation   . . . . . . . . . . . . . . . . . .  33
                 SECTION 8.16  Additional Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 SECTION 8.17  Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                        ARTICLE IX

Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 SECTION 9.1   Conditions to Obligations of Maxim and the Subsidiary to
                                           Proceed with the Merger  . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 SECTION 9.2   Conditions to Obligations of Image to Proceed
                                           with the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                        ARTICLE X

Termination, Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 SECTION 10.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 SECTION 10.2  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 10.3  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 10.4  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                        ARTICLE XI

General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 11.1  Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . .  44
                 SECTION 11.2  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 11.3  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 11.4  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 11.5  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 11.6  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 11.7  Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                                                        Exhibit
                                                                                                        -------
EXHIBITS

Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       A

Certificate of Incorporation of Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       B

Bylaws of Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       C

Opinion of Parker, Johnson, Cook & Dunlevie, Counsel to Image . . . . . . . . . . . . . . . . . . .       D

Accountant's Letter of KPMG Peat Marwick LLP, Independent Accountants for Image . . . . . . . . . .       E

Opinion of Smith, Gambrell & Russell, Counsel to Maxim  . . . . . . . . . . . . . . . . . . . . . .       F

Accountant's Letter of Arthur Andersen LLP, Independent Accountants for
  Maxim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       G

Form of Employment Agreement for Larry M. Miller  . . . . . . . . . . . . . . . . . . . . . . . . .       H

Form of Employment Agreement for H. Stanley Padgett . . . . . . . . . . . . . . . . . . . . . . . .       I

Form of Indemnity Agreement for Image Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . .       J


DISCLOSURE SCHEDULES

4.2      Capitalization
4.7      Certain Maxim Changes or Events
4.9      Maxim Financial Advisor Engagement
4.10     Maxim Compliance With Law
4.11     Maxim Litigation
4.14     Maxim Tax Matters
4.15     Maxim Executive Compensation and Benefits
4.16     Maxim ERISA Compliance
4.17     Maxim Environmental Matters
4.18     Absence of Undisclosed Liabilities
4.22     Maxim Contracts
5.2      Image Options, Warrants and Other Stock Rights
5.3      Subsidiaries
5.5      No Violation
5.8      Absence of Certain Changes or Events
5.10     Image Financial Advisor Engagement

5.11     Image Compliance with Law
5.14     Image Litigation
5.15     Image Taxes
5.16     Image Employee Compensation and Benefits
5.17     Image Compliance with ERISA
5.18     Image Environmental Matters
5.19     Absence of Undisclosed Liabilities
5.24     Image Contracts
8.14     Actions Affecting Pooling of Interests
         **  Exhibits and Schedules are not included with this filing.
             A copy of any omitted exhibit or schedule will be furnished supplementally to the Commission upon request.**

                      AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of May 31, 1996, among The Maxim Group, Inc., a Delaware corporation ("Maxim"), TMG-II Merger, Inc., a Delaware corporation (the "Subsidiary"), and Image Industries, Inc., a Delaware corporation ("Image").

         This Agreement provides for the merger of the Subsidiary, a wholly-owned subsidiary of Maxim, with and into Image (the "Merger") in accordance with the applicable statutes of the State of Delaware. This Agreement is intended to constitute a plan of reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

         SECTION 1.1      The Merger.  At the Effective Time (as defined in
Section 1.2), the Subsidiary shall be merged with and into Image in accordance with the applicable provisions of the Delaware General Corporation Law and the separate existence of the Subsidiary shall thereupon cease. The name of Image, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain "Image Industries, Inc." Subject to the terms and conditions hereof, the parties hereto shall take all reasonable action necessary in accordance with applicable law and their respective charters and bylaws to cause the Merger to be consummated as soon as is reasonably practicable.

         SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at the time when the properly executed Certificate of Merger under the Delaware General Corporation Law is duly filed with the Secretary of State of Delaware. The Certificate of Merger shall be filed on the date of the closing (as set forth in Section 11.2 hereof) in the form attached hereto as Exhibit A. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such action is completed.

         SECTION 1.3 Effect of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware Corporate Code, and immediately after the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of each of Image and the Subsidiary, and all property and other interests due or belonging to Image and the Subsidiary shall be vested in the Surviving Corporation.

                                   ARTICLE II

                        Certificate of Incorporation and
                      Bylaws of the Surviving Corporation

         SECTION 2.1 Certificate of Incorporation, Bylaws. The Certificate of Incorporation of the Subsidiary as in effect as of the Effective Time, a copy of which is attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed. The Bylaws of the Subsidiary as in effect as of the Effective Time, a copy of which is attached hereto as Exhibit C, shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.


                                  ARTICLE III

                              Conversion of Shares

         SECTION 3.1 Exchange Ratio. As of the Effective Time, by virtue of the Merger and without any action on the part of any record holder thereof:

                 (a) Each share of Common Stock, $0.01 par value, of Image (the "Image Common Stock") that is held by Image as treasury stock (the "Image Treasury Stock"), shall be canceled.

                 (b) Each share of capital stock of the Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of the $1.00 par value common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares shall evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

                 (c) Each share of Image Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, $0.001 par value, of Maxim (the "Maxim Common Stock") subject, however, to the other provisions of this Article III (the number of shares of Maxim Common Stock so issuable for each share of Image Common Stock hereinafter referred to as the "Conversion Ratio"). No fractional shares of Maxim Common Stock shall be issued in respect of the conversion of shares of Image Common Stock pursuant hereto, but instead, a holder of Image Common Stock otherwise entitled to receive a fractional share of Maxim Common Stock shall instead receive cash in accordance with the provisions of Section 3.2(a) hereof.

                 (d) The number of shares of Maxim Common Stock to be issued pursuant to this Section 3.1 shall be adjusted for any stock dividend, split or any combination or reclassification in respect of Maxim Common Stock occurring after the date hereof.

                 (e) At the Effective Time, each holder of then outstanding stock options, warrants, or other rights to acquire shares of Common Stock of Image heretofore granted under any employee or non-employee compensation plan or arrangement of Image, shall either have exercised such options, warrants or rights in accordance with their terms, or to the extent not so exercised:

         (i) if such options are tax-qualified incentive stock options ("ISOs") issued pursuant to the Image 1993 Stock Option Plan, shall be deemed to have surrendered such options at the Effective Time to Maxim in exchange for a corresponding tax qualified option to purchase shares of Maxim Common Stock issued under the Maxim 1993 Stock Option Plan having the same aggregate exercise price, terms, duration and vesting schedule, but exercisable for a number of shares of Maxim Common Stock equal to the Conversion Ratio for each share of Image Common Stock covered by the ISO so deemed to be exchanged in accordance with the terms of this Agreement; and

         (ii) if such options are not ISO's, shall be deemed to have surrendered such options at the Effective Time to Maxim in exchange for a corresponding option (the "Corresponding Nonqualified Option") to purchase shares of Maxim Common Stock having the same aggregate exercise price, terms, duration and vesting schedule, but exercisable for a number of shares of Maxim Common Stock equal to the Conversion Ratio to each share of Image Common Stock covered by the option so deemed to be exchanged in accordance with the terms of this Agreement provided that with respect to options issued pursuant to that certain Plan and Agreement of Conversion, dated July 30, 1993, among Image and certain optionholders thereof (the "Conversion Agreement"), Maxim shall also simultaneously assume the obligations of Image under the Conversion Agreement to the optionholders parties to such Conversion Agreement.

         SECTION 3.2 Maxim to Make Certificates Available. (a) Maxim shall authorize one or more bank or trust companies to act as Exchange Agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, Maxim shall make available, and each holder of record of Image Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Image Common Stock for cancellation, certificates representing the number of whole shares of Maxim Common Stock into which such shares of Image Common Stock are convertible in the Merger. Neither certificates nor scrip for fractional shares of Maxim Common Stock will be issued, but each such holder otherwise entitled to receive a fractional share shall have the right to receive cash in lieu thereof in an amount equal to the proportional fractional share interest of one (1) share of Maxim Common Stock to which he is entitled multiplied by the Maxim Share Value (the "fractional share payment"). As used herein, the term "Maxim Share Value" shall mean the average of the closing prices as reported on The Nasdaq National Market of one share of Maxim Common Stock for the five trading days immediately preceding the date on which the meeting of Image stockholders is held for the purpose of approving this Agreement and the Merger. Maxim Common Stock into which Image Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

         (b) Immediately following the Effective Time, the Exchange Agent shall mail or otherwise deliver to each holder of record (other than Maxim, the Subsidiary, any other Maxim subsidiary, Image or any wholly-owned subsidiary of Image) of a certificate or certificates that immediately prior to the Effective Time represented outstanding Image Common Stock (the "Certificates") (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Maxim Common Stock, such letter and instructions to be in a form reasonably acceptable to the chief executive officer of Image. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Maxim, together with such letter of transmittal, duly executed, the holder of record of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Maxim Common Stock into which the shares of Image Common Stock theretofore represented by the Certificate so surrendered shall have been converted pursuant to the provisions of this Article III and a check for such holder's fractional share payment, if any, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Image Common Stock that is not registered on the transfer records of Image, certificates representing the proper number of shares of Maxim Common Stock may be issued to a transferee if the Certificate representing such Image Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

         (c) All Maxim Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Image Common Stock.

         SECTION 3.3 Dividends. No dividends or other distributions that are declared after the Effective Time with respect to Maxim Common Stock and payable to holders of record thereof after the Effective Time shall be paid to Image stockholders entitled to receive certificates representing Maxim Common Stock until such stockholders surrender their Certificates. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Maxim Common Stock shall be issued any dividends which shall have become payable with respect to such Maxim Common Stock between the Effective Time and the time of such surrender. After such surrender, there shall also be paid to the stockholder in whose name the certificates representing such Maxim Common Stock shall be issued any dividend on such Maxim Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender, and such payment shall be made on the payment date. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends. All dividends or other distributions declared after the Effective Time with respect to Maxim Common Stock and payable to the holders of record thereof after the Effective Time that are payable to the holders of Certificates not theretofore surrendered and exchanged for certificates representing Maxim Common Stock pursuant to this Section 3.3 shall be paid or delivered by Maxim to the Exchange Agent for the benefit of such holders. Any dividends or other distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one (1) year from the Effective Time shall be repaid or redelivered by the Exchange Agent to Maxim, after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Maxim for payment or delivery of such dividends or distributions, as the case may be. Notwithstanding the foregoing, none of Maxim, the Subsidiary, the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to a holder of Image Common Stock for any Maxim Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat or unclaimed fund laws.

         SECTION 3.4 Closing of Image Transfer Books. At the Effective Time, the stock transfer books of Image shall be closed, and no transfer of Image Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Maxim Common Stock as provided in this Article III.

                                   ARTICLE IV

           Representations, Warranties and Certain Covenants of Maxim

         Maxim represents, warrants and covenants to Image as follows:

         SECTION 4.1 Organization and Qualification. Maxim and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has the requisite corporate power to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the failure to be so qualified would have a material adverse effect on Maxim and its subsidiaries taken as a whole; and has heretofore delivered to Image complete and correct copies of its Certificate of Incorporation and Bylaws, as currently in effect.

         SECTION 4.2 Capitalization. The authorized capital stock of Maxim consists of 15,000,000 shares of Maxim Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Maxim Preferred Stock"). As of May 29, 1996, 7,102,095 shares of Maxim Common Stock, and no shares of Maxim Preferred Stock were validly issued and outstanding, fully paid and nonassessable, and 28,000 shares of Maxim Common Stock were validly issued and held by Maxim as treasury shares. Except as set forth on Disclosure Schedule 4.2 attached hereto, there are no options, warrants, or other rights, contracts, commitments, understandings or arrangements outstanding or contemplated as of the date of this Agreement obligating Maxim to issue shares of its capital stock. As of the date of this Agreement, and at the Effective Time, there are not and will not be any agreements for the purchase or acquisition by Maxim or any of its subsidiaries of any shares of its capital stock or any obligation to pay dividends on such shares or to redeem or retire such shares. All outstanding stock, options, warrants, convertible notes and other securities of Maxim and its subsidiaries have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of states of the United States and of any other applicable securities laws. Disclosure Schedule
4.2 sets forth a list of the subsidiaries of Maxim, and Maxim owns all the issued and outstanding capital stock of each such subsidiary. Except as set forth on Disclosure Schedule 4.2, Maxim has no subsidiaries, nor does it own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business enterprise. Except as set forth in Disclosure
Schedule 4.2, neither Maxim nor any of its subsidiaries has granted or agreed to grant any registration rights, including piggy-back rights, with respect to its capital stock to any person or entity. Neither Maxim nor any of its subsidiaries, nor to the knowledge of Maxim any shareholder of Maxim or any subsidiary, has entered into any agreements concerning the voting of any shares of its capital stock, or any agreements with respect to the election of directors. The Maxim Common Stock to be issued to holders of Image Common Stock at the Effective Time will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any Maxim stockholders, and will be registered with the Commission pursuant to an effective Registration Statement.

         SECTION 4.3 Authorization. Maxim has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Maxim's Board of Directors has duly authorized the execution and delivery of this Agreement and, subject to obtaining the necessary approval of stockholders of Maxim, the consummation of the transactions contemplated hereby. Except for the approval of its stockholders, no other corporate proceedings on the part of Maxim are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly executed and delivered, and constitutes the valid and binding agreement of Maxim.

         SECTION 4.4      No Violation.  Subject to the exceptions set forth in
Section 4.5 hereof, neither the execution, delivery and performance of this Agreement by Maxim and the Subsidiary nor the consummation of the transactions contemplated hereby will constitute a breach or violation of (i) Maxim's or the Subsidiary's Certificate of Incorporation or Bylaws, each as amended to date, or (ii) any material agreement, instrument, license, franchise or permit to which Maxim or the Subsidiary is subject or by which Maxim or the Subsidiary is bound, other than any breaches or violations that, either singly or in the aggregate, will not have a material adverse effect on Maxim and its subsidiaries, taken as a whole, or (iii) any order, writ, injunction or decree to which Maxim or the Subsidiary is subject or by which Maxim or the Subsidiary is bound, other than any breaches or violations that, either singly or in the aggregate, will not have a material adverse effect on Maxim and its subsidiaries taken as a whole. Maxim is not, and the Subsidiary will not be, subject to any law, rule or regulation of any governmental authority that would be violated by the execution, delivery or performance by Maxim and the Subsidiary of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 4.5 Governmental Authorities. Except as referred to herein, or in connection or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart Scott-Rodino Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of The Nasdaq National Market ("Nasdaq-NMS"), the corporation laws and state securities (or "blue sky") laws of the various states, and the filing and recordation of appropriate merger documents as required by the laws of the State of Delaware, Maxim is not, and the Subsidiary will not be, required to obtain the consent of, register with or submit any notice, report or other filing with any governmental authority in connection with the execution and delivery by Maxim and the Subsidiary of this Agreement or the consummation of the transactions contemplated hereby, other than those that are not material to Maxim and its subsidiaries taken as a whole.

         SECTION 4.6 Reports and Financial Statements. Maxim has previously furnished, or (to the extent not yet due under the terms of the federal securities laws and the regulations thereunder) will furnish, Image with a true and complete copy of Maxim's (i) Transition Report on Form 10-K for the 10-month period ended January 31, 1996 and Annual Reports on Form 10-KSB for each of the two (2) fiscal years in the period ended March 31, 1995, as filed with the Securities and Exchange Commission (the "Commission"), (ii) proxy statement and Annual Report to Stockholders relating to its Annual Meeting of Stockholders on September 20, 1995 and any proxy statements relating to any other meetings of its stockholders during 1994, 1995 and 1996, (iii) any Quarterly Reports on Form 10-Q filed with the Commission subsequent to the date hereof and prior to the Effective Time, (iv) Form S-3 Registration Statement and related Prospectus, dated November 21, 1995, as filed with the Commission and (v) all other reports or registration statements filed by Maxim with the Commission during or with respect to Maxim's previous three (3) fiscal years or transition period (as applicable). As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 31, 1996, there have been no material changes in the business of Maxim as described in the Maxim Transition Report on Form 10-K for the ten months ended January 31, 1996, filed with the Commission. The consolidated financial statements of Maxim included in such reports and separately furnished to Image by Maxim were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Maxim as at the dates thereof and the results of its operations and changes in cash flow for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

         SECTION 4.7 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 4.7 or otherwise contemplated by this Agreement, or as described in the reports and financial statements provided as of the date of this Agreement pursuant to Section 4.6, since January 31, 1996 there has not been (a) any change in the business, results of operations, assets, financial condition or prospects or in the manner of conducting the business of Maxim and its subsidiaries considered as a whole which individually or in the aggregate has had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries considered as a whole and, other than changes occurring after the date hereof, none of which individually or in the aggregate at the Effective Time will have had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries taken as a whole; (b) any damage to, or destruction or loss of, the properties of Maxim or its subsidiaries, whether covered by insurance or not, which has had or will have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries considered as a whole; (c) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of the capital stock of Maxim or any redemption or other acquisition of such stock by Maxim.

         SECTION 4.8 Registration Statement; Proxy Statement. None of the information to be supplied by Maxim or the Subsidiary for inclusion in (i) the Registration Statement to be filed with the Commission by Maxim for the purpose of registering the Maxim Common Stock to be issued in the Merger (the "Registration Statement"), or (ii) the joint proxy statement to be distributed in connection with the meeting of Image's stockholders and the meeting of Maxim shareholders, respectively, to vote upon this Agreement and the Merger (the "Proxy Statement") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the meeting of Image stockholders to be held in connection with this Agreement and the Merger, and at the Effective Time, or, in the case of the Registration Statement, at the time it becomes effective, at the time of the meeting of Image stockholders, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the applicable rules and regulations promulgated thereunder, as well as any applicable blue sky laws (except that Maxim makes no representations and warranties about information, including, but not limited to financial information, contained in the Registration Statement and in the Proxy Statement which has been supplied by Image).

         SECTION 4.9 Brokers and Finders. Except for Prudential Securities Incorporated ("Prudential") which is to receive a fee payable by Maxim for financial advisory services related to the Merger, neither Maxim, nor any of its affiliates, associates, officers, directors or employees has employed any broker or finder or agreed to pay any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. A true and complete copy of the engagement letter between Maxim and Prudential with respect to the Merger (and if contained in a separate document, the fee arrangement with respect thereto) is attached as Disclosure Schedule 4.9.

         SECTION 4.10 Compliance with Law. Except as set forth on Disclosure Schedule 4.10, (a) the business of Maxim and its subsidiaries has not been and is not being conducted in violation of any statute, law, ordinance, rule or regulation of any governmental entity applicable to it or its business, properties or assets or by which it is bound, including, without limitation, any law, ordinance, or regulation relating to the protection of the environment or occupational health and safety, the noncompliance with which would have a material adverse effect on the business of Maxim and its subsidiaries, taken as a whole; (b) Maxim and its subsidiaries have all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business; (c) all such permits, licenses, orders, approvals, concessions and franchises are in full force and effect, and no proceeding is pending, or overtly threatened to revoke or limit any of them; (d) neither Maxim nor its subsidiaries is in violation of, or in default under, any term or provision of any judgment, order, writ, injunction or decree of any court or any federal, state, territorial, municipal or other commission, board or other administrative or government agency or authority to which it is subject or by which it is bound; and (e) as of the date hereof, no investigation or review by any governmental entity with respect to Maxim or its subsidiaries is pending or overtly threatened, nor has any governmental entity indicated to Maxim an intention to conduct the same.

         SECTION 4.11 Litigation. (a) There is no suit, charge of infringement, action or proceeding pending or, to the knowledge of Maxim, threatened against or affecting Maxim which seeks to prevent the consummation of the Merger or the transactions contemplated hereby; (b) there is no suit, charge of infringement, action or proceeding (including those relating to environmental matters) pending or, to the knowledge of Maxim, threatened against or affecting Maxim or any of its subsidiaries, which, in the opinion of Maxim, is reasonably likely to result in a judgment or decree having a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries taken as a whole and which has not been disclosed in the periodic reports filed by Maxim with the Commission, (copies of which reports have heretofore been provided to Image for its review); and (c) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Maxim or any of its subsidiaries which has any such effect and which has not been disclosed in the periodic reports filed by Maxim with the Commission. Disclosure Schedule 4.11 summarizes all actions, suits and proceedings of Maxim or its subsidiaries pending or, to the knowledge of Maxim, threatened, as of the date hereof.

         SECTION 4.12 Properties. Maxim or its applicable subsidiaries have good and marketable title to all the properties and assets reflected as owned in Maxim's January 31, 1996 audited financial statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property by Maxim and its subsidiaries. Maxim or its applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of Maxim and its subsidiaries taken as a whole. Maxim and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted.

         SECTION 4.13 Intellectual Property Rights. Maxim and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, results of operations or financial condition of Maxim and its subsidiaries taken as a whole; and Maxim has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against Maxim or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the business, results of operations or financial condition of Maxim and its subsidiaries.

         SECTION 4.14 Taxes. Except as set forth in Disclosure Schedule 4.14, Maxim has timely filed with the appropriate taxing authorities all returns required to be filed in respect of all taxes of Maxim and its subsidiaries, and has paid all such taxes, including interest, penalties and additions in connection therewith shown to have become due on such returns or for which a notice of assessment or demand for payment has been received.
Since January 31, 1996, no material tax liability has been assessed, proposed to be assessed or accrued other than in the ordinary course of business, and no material tax issues have been raised by the Internal Revenue Service in connection with any of the tax returns referred to above, and no waivers of statutes of limitations or extensions of time within which to file any tax return or with respect to tax assessment or deficiency have been given or requested with respect to Maxim or any of its subsidiaries.

         SECTION 4.15 Executive Compensation and Benefits. Except as set forth on Disclosure Schedule 4.15, Maxim's Transition Report on Form 10-K for the ten-month period ended January 31, 1996 accurately describes all material employment or consulting contracts or other arrangements for the provision of benefits or compensation having a value in excess of $60,000 per year for executive officers or former executive officers of Maxim and its subsidiaries, and neither Maxim nor its subsidiaries have any commitment to create any additional such contracts or arrangements or to amend any such plans, contracts or arrangements so as to increase benefits thereunder. True and complete copies of all such plans, contracts or arrangements have been delivered to Image. Since January 31, 1996, there has not been any increase in the compensation payable or to become payable by Maxim to its directors, officers, key employees or consultants, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any directors, officers, employees, or consultants except increases occurring in the ordinary course of business or except as set forth in this Section 4.15 and on Disclosure Schedule 4.15.

         SECTION 4.16 Compliance with ERISA. All employee benefit plans (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by Maxim or its subsidiaries, and to the best of Maxim's knowledge those to which it contributes, comply with the applicable provisions of ERISA in all material respects and have so complied during all prior periods during which such provisions were applicable; and Maxim has complied in all material respects with the provisions of ERISA applicable to it as an employer, plan sponsor, plan administrator or fiduciary of any such employee benefit plan. Except as set forth on Disclosure Schedule 4.16, Maxim does not maintain any pension or profit sharing plans or other benefit plans (within the meaning of Section 3(3) of ERISA) and does not maintain any unfunded post-retirement medical or other employee benefit plans. With respect to its employee benefit plans, Maxim has made all contributions required of it by any law (including, without limitation, ERISA) or contract. Maxim has maintained sufficient funding to meet its obligations for all claims of current employees and retired or inactive employees that may be filed for benefits under such plans up to and including the Effective Time. The only employee benefit plans (as such term is defined in Section 3(3) of ERISA) maintained by Maxim or to which Maxim has contributed since August of 1993 are disclosed on Disclosure Schedule 4.16, and each such employee benefit plan has made a timely filing of Form 5500 for each year that such plan has been in existence. Maxim has not incurred any liability under Title IV of ERISA.

         SECTION 4.17 Environmental Matters. Except as set forth on Disclosure Schedule 4.17:

         (a) (i) Maxim and each of its subsidiaries holds and is in substantial compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") required under all laws, rules and regulations in connection with their respective businesses and all such Environmental Permits are currently in effect, and (ii) Maxim has substantially complied with all, and is not in violation of any, applicable environmental statutes, rules, regulations, ordinances and orders of any governmental entity, including those relating to Hazardous Substances as defined below.

         (b) Maxim has made timely applications for renewals of all such Environmental Permits that are scheduled to expire by December 31, 1996, except for such Environmental Permits for which by their terms or by operation of law, application for renewal need not be made more than 90 days before their expiration.

         (c) Maxim has received no notice that any notice, citation, summons, order or consent decree has been issued, complaint filed, penalty assessed, or that any investigation or review is pending or, to the best of Maxim's knowledge, has been threatened by any governmental or other entity (i) with respect to any alleged violation by Maxim or its subsidiaries of any environmental statute, ordinance, rule, regulation or other of any governmental entity, (ii) with respect to any alleged failure by Maxim or its subsidiaries to have any Environmental Permit, certificate, license, approval registration or authorization required in connection with their respective businesses, or
(iii) with respect to any generation, use, possession, treatment, storage, recycling, transportation or disposal (collectively "management" and as sued in verb form, "manage") of any hazardous or toxic substance or waste, including petroleum products and radioactive materials ("Hazardous Substances") by Maxim or its subsidiaries.

         (d) Maxim has not received any request for information, notice of claim, demand or notification that it or any of its subsidiaries is or may be potentially responsible under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any similar law of any governmental entity with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

         (e) Except as set forth on Disclosure Schedule 4.17, to the best of Maxim's knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are or have been present at any property now or previously owned, operated or leased by Maxim or its subsidiaries. Except as set forth on Disclosure Schedule 4.17, there are no underground storage tanks, active or abandoned, or above-ground storage tanks or lagoons or surface impoundments at any property now owned by Maxim or its subsidiaries, or to the knowledge of Maxim, at any property now operated or leased by Maxim or its subsidiaries.

         (f) To the best of Maxim's knowledge, no Hazardous Substance managed by Maxim or its subsidiaries has come to be located at any site which is listed or proposed for listing under CERCLA, CERCLIS or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Maxim for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         (g) There are no environmental liens on any properties owned by Maxim or its subsidiaries or to the knowledge of Maxim, on any property leased by Maxim or its subsidiaries, and no government actions have been taken or are in the process or pending which would subject any of such properties to such liens.

         (h) Except as listed on Disclosure Schedule 4.17 and heretofore provided to Image, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated, or leased by Maxim or its subsidiaries.

         (i) There are no actions, suits, claims, arbitration proceedings, or complaints pending or, to the knowledge of Maxim, threatened or under consideration by any governmental entity, community, citizen or other entity against Image or any of its subsidiaries relating to environmental protection with respect to or affecting its or their properties or assets, nor does Maxim have reason to believe that any such actions, suits, claims, or complaints will be brought against it.

         SECTION 4.18 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the January 31, 1996 audited consolidated balance sheet of Maxim, at January 31, 1996, Maxim did not have any material liability or obligation, whether accrued, absolute, known or unknown, contingent or otherwise. Except as set forth on Disclosure Schedule 4.18, since January 31, 1996, Maxim has not incurred any liability except in the ordinary course of its business and except in connection with the transactions contemplated hereby; and no such liability incurred by Maxim in the ordinary course of its business has been or will prove to be materially adverse to the business, financial condition, results of operations or prospects of Maxim and its subsidiaries considered as a whole.

         SECTION 4.19 Fairness Opinion. Maxim has received from Prudential oral advice as of the date hereof, and expects to receive from Prudential a written opinion, satisfactory to Maxim, dated no later than five business days following the date of execution of this Agreement by Image and Maxim, to the effect that the consideration to be paid by Maxim hereunder is fair to the stockholders of Maxim as well as Prudential's consent to the inclusion of such opinion in the Registration Statement and Proxy Statement (and will provide a true and complete copy of such opinion and consent to Image).

         SECTION 4.20 Statutory Provisions; Appraisal Rights. None of the provisions of Sections 144 or 203 of the Delaware General Corporation Law apply to this Agreement, the Certificate of Merger, the Merger or to the transactions contemplated hereby. The entry into and performance by

Maxim of this Agreement and consummation of the transactions contemplated hereby will not give rise to appraisal rights or dissenters rights in favor of any holder of shares of Maxim Common Stock (or any holder of any option, warrant or other right to acquire shares of Maxim Common Stock), whether pursuant to the terms of Section 262 of the Delaware General Corporation Law or pursuant to the terms of the Certificate of Incorporation or By-Laws of Maxim or of any shareholders agreement or other contract, agreement or instrument to which Image is a party or by which it is bound.

         SECTION 4.21 Vote. The affirmative vote of a majority of the votes that holders of the outstanding shares of Maxim Common Stock are entitled to cast is the only vote the holders of Maxim's capital stock necessary to approve this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby.

         SECTION 4.22     Contracts.  (a) Except as set forth in Disclosure
Schedule 4.22, neither Maxim nor any of its subsidiaries is a party to or bound by any written contract, commitment or arrangement (i) for the employment of any executive officer of Maxim; (ii) with any labor union; (iii) for the purchase of materials, supplies or equipment in excess of its requirements for normal operating inventories; (iv) except to the extent so provided in its standard franchise agreements with its franchisees, in the nature of a confidentiality agreement, royalty or license or an agreement for the acquisition of intangible property rights that is material to the conduct of the business of Maxim and its subsidiaries; (v) with a governmental agency (or subcontractor) other than agreements for the sale of standard products; (vi) for the purchase of products from a single-source supplier; (vii) in the nature of a non-competition agreement which in any way restricts the right of Maxim and its subsidiaries to conduct business; (viii) in the nature of a management agreement; (ix) except to the extent so provided in its standard franchise agreements with its franchisees, for any quantity discount, volume purchase, rebate or bill back sales arrangement that will continue after the Effective Time and is material to the conduct of the business of Maxim and its subsidiaries; (x) except to the extent so provided in its standard franchise agreements with its franchisees, which is not in the ordinary course of business and cannot be performed within one (1) calendar year; (xi) which is not in the ordinary course of business and provides for future aggregate annual payments by Maxim and its subsidiaries or a fixed price to be paid by Maxim and its subsidiaries of more than $100,000; (xii) except to the extent so provided in its standard franchise agreements with its franchisees, which provides for the sale of Maxim products at a sale price aggregating more than $100,000; (xiii) except to the extent so provided in its standard franchise agreements with its franchisees, which provides for the distribution or sale of Maxim products by a distributor, dealer or sales representatives; or (xiv) not the ordinary course of business.

         (b) Neither Maxim nor any of its subsidiaries is in violation of, or in default under, any term or provision of (i) its Certificate of Incorporation or its Bylaws; (ii) any loan agreement or other debt instrument; or (iii) in any material respect, any other material contract, agreement or instrument to which it is a party or by which it is bound. No other party to any material contract with Maxim or its subsidiaries is known by Maxim to be in default or breach thereof in any material respect.

                                   ARTICLE V

           Representations, Warranties and Certain Covenants of Image

         Image represents, warrants and covenants to Maxim as follows:

         SECTION 5.1 Organization and Qualification. Image is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the failure to be so qualified would have a material adverse effect on Image; and has heretofore delivered to Maxim complete and correct copies of its Certificate of Incorporation and Bylaws, as currently in effect.

         SECTION 5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Image consists of 20,000,000 shares of Image Common Stock and 10,000,000 shares of $0.01 par value Preferred Stock ("Image Preferred Stock"). As of May 30, 1996, 5,249,697 shares of Image Common Stock were issued and outstanding, no shares of Image Preferred Stock were issued and outstanding, and no shares were held in treasury. All issued and outstanding shares of Image Common Stock are validly issued, fully paid and nonassessable. Except as disclosed on Disclosure Schedule 5.2 hereof, there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Image is bound to issue any additional shares of its capital stock. As of the date of this Agreement, and at the Effective Time, there are not, and will not be any agreements for the purchase or acquisition by Image of any shares of its capital stock or any obligation to pay dividends on such shares or to redeem or retire such shares. Except as set forth on Disclosure Schedule 5.2, Image has not granted nor agreed to grant any registration rights, including piggy-back rights with respect to its capital stock to any person or entity. Neither Image, nor to the knowledge of Image any shareholder of Image, has entered into any agreements concerning the voting of any shares of its capital stock or any agreements with respect to election of directors.

         SECTION 5.4      Subsidiaries.  Except as set forth on Disclosure
Schedule 5.3, Image has no subsidiaries, nor does it own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business enterprise.

         A.Authorization. Image has full corporate power and authority to enter into this Agreement and, subject to obtaining the necessary approval of stockholders of Image, to carry out the transactions contemplated hereby. Image's Board of Directors has duly authorized the execution and delivery of this Agreement and, subject to obtaining the necessary approval of stockholders of Image, the consummation of the transactions contemplated hereby. Except for the approval of its stockholders, no other corporate proceedings on the part of Image are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the foregoing, this

Agreement has been duly executed and delivered, and constitutes the valid and binding agreement of Image.

         SECTION 5.5      No Violation.  Except as set forth on Disclosure
Schedule 5.5, subject to the exceptions set forth in Section 5.6 hereof, neither the execution, delivery and performance of this Agreement by Image nor the consummation of the transactions contemplated hereby will constitute a breach or violation of (i) Image's Certificate of Incorporation or Bylaws, or
(ii) any material agreement, instrument, license, franchise or permit to which Image is subject or by which Image is bound, or (iii) any order, writ, injunction or decree to which Image is subject or by which Image is bound, other than any breaches or violations that, either singly or in the aggregate, will not have a material adverse effect on Image. To the best of Image's knowledge, Image is not subject to any law, rule or regulation of any governmental authority that would be violated by the execution, delivery or performance by Image of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 5.6 Governmental Authorities. Except as referred to herein, or in connection or in compliance with the Hart-Scott-Rodino Act, the Securities Act, the Exchange Act, the rules of the NASDAQ-NMS, the corporation laws and state securities or blue sky laws of the various states and the filing and recordation of appropriate merger documents as required by the laws of the State of Delaware, Image is not required to submit any notice, report or other filing to any governmental authority in connection with the execution and delivery by Image of this Agreement or the consummation of the transactions contemplated hereby, other than those that are not material to Image.

         SECTION 5.7 Reports and Financial Statements. Image has previously furnished, or (to the extent not yet due under the terms of the federal securities laws and the regulations thereunder as of the date hereof) will furnish Maxim with true and complete copies of Image's (i) Annual Reports on Form 10-K for each of the two fiscal years in the period ended July 1, 1995, as filed with the Commission, (ii) proxy statements relating to all meetings of its stockholders (whether annual or special) during fiscal years 1994, 1995 and 1996, (iii) Quarterly Reports on Form 10-Q for each of the first three quarters in the fiscal year ending June 29, 1996, as filed with the Commission, and any subsequent Quarterly Reports on Form 10-Q filed by Image prior to the Effective Time, and (iv) all other reports or registration statements filed by Image with the Commission during or with respect to Image's previous three (3) fiscal years. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Since July 1, 1995, there have been no material changes in the business of Image as described in the Image Annual Report on Form 10-K for the fiscal year ended July 1, 1995, filed with the Commission, other than as disclosed in the Image Quarterly Reports on Form 10-Q for the first three quarters in the fiscal year ending June 29, 1996, as filed with the Commission. The financial statements of Image included in such reports and separately furnished to Maxim by Image have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Image as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

         SECTION 5.8 Absence of Certain Changes or Events. Except as contemplated or permitted by this Agreement, or as set forth on Disclosure
Schedule 5.8, or as described in the reports and financial statements provided as of the date of this Agreement pursuant to Section 5.7, since March 30, 1996, there has not been (a) any change in the business, results of operations, assets, financial condition or prospects or in the manner of conducting the business of Image other than changes in the ordinary course of business, none of which individually or in the aggregate have had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image and other than changes occurring after the date hereof, none of which individually or in the aggregate at the Effective Time will have had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image; (b) any damage to, or destruction or loss of, the properties of Image, whether covered by insurance or not, which has had or will have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image; or (c) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of the capital stock of Image or any redemption or other acquisition of Image Common Stock by Image.

         SECTION 5.9 Registration Statement; Proxy Statement. None of the information supplied by Image for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the meeting of the Image stockholders to be held in connection with the Merger, and at the Effective Time, or, in the case of the Registration Statement, at the time it becomes effective, at the time of the meeting of Image stockholders, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, as well as any applicable blue sky laws (except that Image makes no representations and warranties about information, including, but not limited to, financial information contained in the Registration Statement and in the Proxy Statement which has been supplied by Maxim).

         SECTION 5.10 Brokers and Finders. Except with respect to the fees and expenses to The Robinson-Humphrey Company, Inc. (the "Financial Advisor") paid for financial advisory services related to the Merger, neither Image, any subsidiary of Image nor any of their officers or directors has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commissions in connection with the transactions contemplated herein. A true and complete copy of the engagement letter between Image and the Financial Advisor with respect to the Merger (and if contained in a separate document, the fee arrangement with respect thereto) is attached as Disclosure Schedule 5.10.

         SECTION 5.11 Compliance with Law. Except as set forth on Disclosure Schedule 5.11, (a) the business of Image has not been and is not being conducted in violation of any statute, law, ordinance, rule or regulation of any governmental entity applicable to it or its business, properties or assets or by which it is bound, including, without limitation, any law, ordinance, or regulation relating to the protection of the environment or occupational health and safety, the noncompliance with which would have a material adverse effect on the business of Image; (b) Image has all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business; (c) all such permits, licenses, orders, approvals, concessions and franchises are in full force and effect, and no proceeding is pending, or overtly threatened to revoke or limit any of them; (d) Image is not in violation of, or in default under, any term or provision of any judgment, order, writ, injunction or decree of any court or any federal, state, territorial, municipal or other commission, board or other administrative or government agency or authority to which it is subject or by which it is bound; and (e) as of the date hereof, no investigation or review by any governmental entity with respect to Image is pending or overtly threatened, nor has any governmental entity indicated to Image an intention to conduct the same.

         SECTION 5.12 Properties. Image has good and marketable title to all the properties and assets reflected as owned in the March 31, 1996 unaudited balance sheet of Image, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property by Image. Image holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of Image. Image owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

         SECTION 5.13 Intellectual Property Rights. Image has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, results of operations or financial condition of Image and Image has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against Image regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the business, results of operations or financial condition of Image.

         SECTION 5.14 Litigation. (a) There is no suit, charge of infringement, action or proceeding pending or, to the knowledge of Image, threatened against or affecting Image which seeks to prevent the consummation of the Merger or the transactions contemplated hereby; (b) there is no suit, charge of infringement, action or proceeding (including those relating to environmental matters) pending or, to the knowledge of Image, threatened against or affecting Image, which, in the opinion of Image, is reasonably likely to result in a judgment or decree having a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image and which has not been disclosed in the periodic reports filed by Image with the Commission, (copies of which reports have heretofore been made available to Maxim for its review); and (c) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Image which has any such effect. Disclosure Schedule 5.14 summarizes all actions, suits and proceedings of Image pending, or to the knowledge of Image threatened, as of the date hereof.

         SECTION 5.5 Taxes. Except as set forth in Disclosure Schedule 5.15, Image has timely filed with the appropriate taxing authorities all returns required to be filed in respect of all taxes of Image and its subsidiaries, and has paid all such taxes, including interest, penalties and additions in connection therewith shown to have become due on such returns or for which a notice of assessment or demand for payment has been received. Since March 30, 1996, no material tax liability has been assessed, proposed to be assessed or accrued other than in the ordinary course of business, and no material tax issues have been raised by the Internal Revenue Service in connection with any of the tax returns referred to above, and no waivers of statutes of limitations or extensions of time within which to file any tax return or with respect to a tax assessment or deficiency have been given or requested with respect to Image or any of its subsidiaries.

         SECTION 5.16 Executive Compensation and Benefits. Except as set forth on Disclosure Schedule 5.16, Image's Proxy Statement for the 1995 Annual Meeting of Shareholders of Image held on November 15, 1995 accurately describes all material employment or consulting contracts or other arrangements as of such date for the provision of benefits or compensation having a value in excess of $60,000 per year for executive officers or former executive officers of Image and its subsidiaries, and neither Image nor its subsidiaries have any commitment to create any additional such contracts or arrangements or to amend any such plans, contracts or arrangements so as to increase benefits thereunder. True and complete copies of all such plans, contracts or arrangements have been delivered to Maxim. Since July 1, 1995, there has not been any increase in the compensation payable or to become payable by Image to its directors, officers, key employees or consultants, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any directors, officers, employees, or consultants except increases occurring in the ordinary course of business or except as set forth in this Section 5.16 and on Disclosure Schedule 5.16.

         SECTION 5.17 Compliance with ERISA. All employee benefit plans (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by Image or its subsidiaries, and to the best of Image's knowledge those to which it contributes, comply with the applicable provisions of ERISA in all material respects and have so complied during all prior periods during which such provisions were applicable; and Image has complied in all material respects with the provisions of ERISA applicable to it as an employer, plan sponsor, plan administrator or fiduciary of any such employee benefit plan. Except as set forth on Disclosure Schedule 5.17, Image does not maintain any pension or profit sharing plans or other benefit plans (within the meaning of Section 3(3) of ERISA) and does not maintain any unfunded post-retirement medical or other employee benefit plans. With respect to its employee benefit plans, Image has made all contributions required of it by any law (including, without limitation, ERISA) or contract. Image has maintained sufficient funding to meet its obligations for all claims of current employees and retired or inactive employees that may be filed for benefits under such plans up to and including the Effective Time. The only employee benefit plans (as such term is defined in Section 3(3) of ERISA) maintained by Image or to which Image has contributed since August of 1993 are disclosed on Disclosure Schedule 5.17, and each such employee benefit plan has made a timely filing of Form 5500 for each year that such plan has been in existence. Image has not incurred any liability under Title IV of ERISA.

         SECTION 5.18 Environmental Matters. Except as set forth on Disclosure Schedule 5.18:

         (a) (i) Image and each of its subsidiaries holds and is in substantial compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") required under all laws, rules and regulations in connection with their respective businesses and all of such Environmental Permits are currently in effect, and
(ii) Image has substantially complied with all, and is not in violation of any, applicable environmental statutes, rules, regulations, ordinances and orders of any governmental entity, including those relating to Hazardous Substances.

         (b) Image has made timely applications for renewals of all such Environmental Permits that are scheduled to expire by December 31, 1996, except for such Environmental Permits for which by their terms or by operation of law, application for renewal need not be made more than 90 days before their expiration.

         (c) Image has received no notice that any notice, citation, summons, order or consent decree has been issued, complaint filed, penalty assessed, or that any investigation or review is pending or, to the best of Image's knowledge, has been threatened by any governmental or other entity (i) with respect to any alleged violation by Image or its subsidiaries of any environmental statute, ordinance, rule, regulation or order of any governmental entity, (ii) with respect to any alleged failure by Image or its subsidiaries to have any Environmental Permit, certificate, license, approval, registration or authorization required in connection with their respective businesses, or
(iii) with respect to any generation, use, possession, treatment, storage, recycling, transportation or disposal (collectively "management" and as used in verb form, "manage") of any Hazardous Substances by Image or its subsidiaries.

         (d) Image has not received any request for information, notice of claim, demand or notification that it or any of its subsidiaries is or may be potentially responsible under CERCLA, or any similar law of any governmental entity with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

         (e) Except as set forth on Disclosure Schedule 5.18, to the best of Image's knowledge, no PCBs or asbestos-containing materials are or have been present at any property now or previously owned, operated or leased by Image or its subsidiaries. Except as set forth on Disclosure Schedule 5.18, there are no underground storage tanks, active or abandoned, or above-ground storage tanks or lagoons or surface impoundments at any property now owned by Image or to the knowledge of Image at any property now leased or operated by Image.

         (f) To the best of Image's knowledge, no Hazardous Substance managed by Image or its subsidiaries has come to be located at any site which is listed or proposed for listing under CERCLA, CERCLIS or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Image or the Surviving Corporation for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         (g) There are no environmental liens on any properties owned by Image or to the knowledge of Image on any property leased by Image, and no government actions have been taken or are in the process or pending which would subject any of such properties to such liens.

         (h) Except as listed on Disclosure Schedule 5.18 and heretofore provided to Maxim, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated, or leased by Image or its subsidiaries.

         (i) There are no actions, suits, claims, arbitration proceedings, or complaints pending or, to the knowledge of Image, threatened or under consideration by any governmental entity, community, citizen or other entity against Image or any of its subsidiaries relating to environmental protection with respect to or affecting its or their properties or assets, nor does Image have reason to believe that any such actions, suits, claims, or complaints will be brought against it.

         SECTION 5.19 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the March 30, 1996 unaudited balance sheet of Image, and subject to such year-end adjustments as would be appropriate if such date were the end of Image's fiscal year, at March 30, 1996, Image did not have any material liability or obligation, whether accrued, absolute, known or unknown, contingent or otherwise. Except as set forth on Disclosure Schedule 5.19, since March 30, 1996, Image has not incurred any liability except in the ordinary course of its business and except in connection with the transactions contemplated hereby; and no such liability incurred by Image in the ordinary course of its business has been or will be materially adverse to the business or financial condition of Image.

         SECTION 5.20 Fairness Opinion. Image has received from the Financial Advisor oral advice as of the date hereof, and expects to receive from the Financial Advisor a written opinion, satisfactory to Image, dated no later than five business days following the date of execution of this Agreement by Image and Maxim, to the effect that the consideration to be received by the stockholders of Image hereunder is fair to the stockholders of Image as well as the Financial Advisor's consent to the inclusion of such opinion in the Proxy Statement (and will provide a true and complete copy of such opinion and consent to Maxim).

         SECTION 5.21 Statutory Provisions; Appraisal Rights. None of the provisions of Sections 144 or 203 of the Delaware General Corporation Law apply to this Agreement, the Certificate of Merger, the Merger or to the transactions contemplated hereby. The entry into and performance by Image of this Agreement and consummation of the transactions contemplated hereby will not give rise to appraisal rights or dissenters rights in favor of any holder of shares of Image Common Stock (or any holder of any option, warrant or other right to acquire shares of Image Common Stock), whether pursuant to the terms of Section 262 of the Delaware General Corporation Law or pursuant to the terms of the Certificate of Incorporation or By-Laws of Image or of any shareholders agreement or other contract, agreement or instrument to which Image is a party or by which it is bound.

         SECTION 5.22 Vote. The affirmative vote of a majority of the votes that holders of the outstanding shares of Image Common Stock are entitled to cast is the only vote the holders of Image's capital stock necessary to approve this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby.

         SECTION 5.23 Capital Expenditure Plan. Image has previously delivered to Maxim a true, complete and correct copy, certified as such by the chief executive officer of Image, of Image's 1997 Capital Expenditure Plan (the "Capital Expenditure Plan") as adopted by the Board of Directors of Image and as presently implemented and in effect, as well as all additional financial data and other information necessary to explain the manner, extent and degree of Image's implementation of such Capital Expenditure Plan to the date hereof, as well as the anticipated implementation of such plan to the anticipated date of, and subsequent to, the Effective Time.

         SECTION 5.24     Contracts.  (a) Except as set forth in Disclosure
Schedule 5.24, Image is not a party to or bound by any written contract, commitment or arrangement (i) for the employment of any executive officer; (ii) with any labor union; (iii) for the purchase of materials, supplies or equipment in excess of its requirements for normal operating inventories; (iv) in the nature of a confidentiality agreement, royalty or license or an agreement for the acquisition of intangible property rights that is material to the conduct of the business of Image; (v) with a governmental agency (or subcontractor) other than agreements for the sale of standard products; (vi) for the purchase of products from a single-source supplier; (vii) in the nature of a non-competition agreement which in any way restricts the right of Image to conduct business; (viii) in the nature of a management agreement; (ix) for any quantity discount, volume purchase, rebate or bill back sales arrangement that will continue after the Effective Time and is material to the conduct of the business of Image; (x) which is not in the ordinary course of business and cannot be performed within one (1) calendar year; (xi) which is not in the ordinary course of business and provides for future aggregate annual payments by Image or a fixed price to be paid by Image of more than $100,000; (xii) which provides for the sale of Image products at a sale price aggregating more than $100,000; (xiii) which provides for the distribution or sale of Image products by a distributor, dealer or sales representatives; or (xiv) not the ordinary course of business.

         (b) Image is not in violation of, or in default under, any term or provision of (i) its Certificate of Incorporation or its Bylaws; (ii) any loan agreement or other debt instrument; or (iii) in any material respect, any other material contract, agreement or instrument to which it is a party or by which it is bound. No other party to any material contract with Image is known by Image to be in default or breach thereof in any material respect.


                                   ARTICLE VI

            Representations and Warranties Regarding the Subsidiary

         Maxim and the Subsidiary represent and warrant to Image as follows:

         SECTION 6.1 Organization. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly owned subsidiary of Maxim. Subsidiary has not and, at the Effective Time, the Subsidiary will not have engaged directly or through any predecessor or subsidiary in any business or activities of any type or kind whatever or entered into any agreements or arrangements with any person or entity and will not be subject to or bound by any obligation or undertaking which is not contemplated by this Agreement or referred to in the Proxy Statement.

         SECTION 6.2 Capitalization. The authorized capital stock of the Subsidiary will consist of 100 shares of Common Stock, $.01 par value, all of which have been validly issued and outstanding, fully paid and nonassessable and are owned by Maxim free and clear of all liens, claims and encumbrances.

         SECTION 6.3 Authority Relative to this Agreement. The Subsidiary has full corporate power and authority to carry out the transactions contemplated hereby. The consummation of the transactions contemplated hereby have been duly authorized by Subsidiary's Board of Directors and approved by Maxim as its sole stockholder, and no other corporate proceedings on the part of the Subsidiary are necessary to authorize the transactions contemplated hereby.

                                  ARTICLE VII

                                   Covenants

         SECTION 7.1 Covenants of Image. During the period commencing on the date hereof and continuing until the Effective Time, Image agrees (except as expressly contemplated by this Agreement or to the extent that Maxim shall otherwise consent in writing) that:

         (a) Image will carry on its businesses in, and only in, the regular and ordinary course in substantially the same manner as heretofore conducted, use its best efforts to preserve and protect the businesses, rights, properties and assets of Image and, to the extent consistent with such businesses, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Image agrees that from and after the date hereof, through the Effective Time, Image will not, without the prior consent of Maxim, (i) amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, (ii) terminate or amend in any manner which would directly or indirectly materially change the benefits under any employee benefit plan, fund or arrangement, (iii) mortgage, pledge or subject to lien, restriction or other encumbrance any of the material property, business or assets, tangible or intangible, of Image, except in the ordinary course of its business as presently conducted, (iv) sell, transfer, lease or otherwise dispose of assets, except in the ordinary course of its business as presently conducted, or (v) make any change in accounting method or annual accounting period.

         (b) Image will use its best efforts to comply promptly with all requirements that federal or state law may impose on Image with respect to the Merger and promptly cooperate with and furnish information to Maxim in connection with any such requirements imposed upon Maxim or on the Subsidiary in connection with the Merger.

         (c) Image will use its best efforts to obtain (and cooperate with Maxim in obtaining) at the earliest practicable date and prior to the Effective Time, any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or material third party, required to be obtained or made by Image (or by Maxim) in connection with the Merger or the taking of any action necessary to the transactions contemplated hereby or thereby.

         (d) Image will afford to Maxim and to Maxim's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of its properties, books, contracts, commitments and records (including, with the consent of such auditors, which consent Image shall use its best efforts to obtain, the working papers of the independent auditors in connection with their audits or other services performed for Image) and, during such period, Image shall furnish promptly to Maxim (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws; and (ii) all other information concerning its business, properties and personnel as Maxim may reasonably request. Such investigation shall not affect the representations and warranties of Image contained or provided for herein.

         (e) Image will promptly advise Maxim orally and in writing of any change in the business, results of operations, financial condition, assets, liabilities or prospects of Image that is or may be materially adverse to Image. Image will promptly advise Maxim if, at any time before the Registration Statement becomes effective or the Effective Time, the Registration Statement or the Proxy Statement, as the same relate to Image, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Image will promptly provide Maxim with the information needed to correct such misstatement or omission.

         (f) If any action, suit, proceeding or investigation of the nature specified in Sections 9.1(c) and 9.2(c) hereof is commenced before the Effective Time, Image agrees to cooperate with

Maxim and the Subsidiary and to use its best efforts to defend against the same and respond thereto, unless the Board of Directors of Image has made the determination, pursuant to Section 9.2(c) hereof, in its good faith judgment, that it is not in the best interests of the shareholders of Image to contest such action, in which event prompt written notice of such determination shall be delivered to Maxim.

         (g) Except as set forth in Section 5.2, there will be no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Image is bound to issue additional shares of its capital stock.

         (h) Image will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties of Image herein to fail to be true and correct in all respects as of the date of such action or omission as though made at and as of the date of such action or omission, except as otherwise specifically contemplated by this Agreement.

         (i) Image will timely file all reports required to be filed by it with the Commission during such period pursuant to the reporting requirements to the Exchange Act and the rules and regulations thereunder.

         (j) Image will fund any obligations to its employee stock ownership or stock purchase plans, if any, required by ERISA or the terms of such plans.

         SECTION 7.2 Covenants of Maxim. During the period commencing on the date hereof and continuing until the Effective Time, Maxim agrees (except as expressly contemplated by this Agreement or to the extent that Image shall otherwise consent in writing) that:

         (a) Maxim will carry on its businesses in, and only in, the regular and ordinary course in substantially the same manner as heretofore conducted, use its best efforts to preserve and protect the businesses, rights, properties and assets of Maxim and, to the extent consistent with such businesses, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Maxim agrees that from and after the date hereof, through the Effective Time, Maxim will not, without the prior consent of Image,
(i) amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, (ii) terminate or amend in any manner which would directly or indirectly materially change the benefits under any employee benefit plan, fund or arrangement, (iii) mortgage, pledge or subject to lien, restriction or other encumbrance property, business or assets, tangible or intangible, of Maxim or its subsidiaries, except in the ordinary course of their respective businesses, as presently conducted, (iv) sell, transfer, lease or otherwise dispose of assets except in the ordinary course of their respective businesses, as presently conducted, or (v) make any change in accounting method or annual accounting period.

         (b) If any action, suit, proceeding or investigation of the nature specified in Sections 9.1(c) and 9.2(c) hereof is commenced before the Effective Time, Maxim agrees to cooperate with Image, and use its best efforts to defend against the same and respond thereto, unless the Board of Directors of Maxim has made the determination, pursuant to Section 9.1(c) hereof, in its good faith judgment, that it is not in the best interest of the shareholders of Maxim to contest such action, in which event prompt written notice of such determination shall be delivered to Image.

         (c) Maxim will use its best efforts to comply promptly with all requirements which federal or state law may impose on it with respect to the Merger and will promptly cooperate with and furnish information to Image in connection with any such requirements imposed upon Image in connection with the Merger.

         (d) Maxim will use its best efforts to obtain (and to cooperate with Image in obtaining) at the earliest practicable date and prior to the Effective Time, any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by Maxim (or by Image) in connection with the Merger or the taking of any action necessary to the transactions contemplated hereby or thereby.

         (e) Maxim will afford to Image and to Image's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of its properties, books, contracts, commitments and records (including, with the consent of such auditors, which consent Maxim will use its best efforts to obtain, the working papers of the independent auditors in connection with their audits or other services performed for Maxim) and, during such period, Maxim shall furnish promptly to Image (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws; and (ii) all other information concerning its business, properties and personnel as Image may reasonably request. Such investigation shall not affect the representations and warranties of Maxim contained or provided for herein.

         (f) Maxim will promptly advise Image orally and in writing of any change in the business, results of operations, financial condition, assets, liabilities or prospects of Maxim which is or may be materially adverse to Maxim and its subsidiaries taken as a whole. Maxim will promptly advise Image if, at any time before the Registration Statement becomes effective or the Effective Time, the Registration Statement or the Proxy Statement, as the same relate to Maxim and the Subsidiary, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         In such event or in the event Maxim receives supplemental information from Image pursuant to Section 7.1(e) hereof, Maxim will prepare a supplement or amendment to the Registration Statement and the Proxy Statement which corrects any misstatements or omissions contained therein and furnish to Image such number of copies of such supplements or amendments as may be required for distribution to Image's stockholders.

         (g) Maxim will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties of Maxim herein to fail to be true and correct in all respects as of the date of such action or omission as though made at and as of the date of such action or omission, except as otherwise specifically contemplated by this Agreement.

         (h) Maxim will timely file all reports required to be filed by it with the Commission during such period pursuant to the reporting requirements of the Exchange Act and the rules and regulations thereunder.

         (i) Maxim will use its best efforts to obtain a commitment from a bank lender or consortium thereof (collectively, the "Lender") to extend to Maxim, following the effectuation of the Merger, a credit facility in principal amount not less than $120,000,000 (the "Credit Facility"), a permitted use of the proceeds of which is the payment in full of the indebtedness of Image to its bank lenders under its currently outstanding line of credit.

         (j) Except as set forth in Section 4.2, there will be no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Maxim is bound to issue additional shares of its capital stock.

         (k) Maxim will fund any obligations to its employee stock ownership or stock purchase plans, if any, required by ERISA or the terms of such plans.

                                  ARTICLE VIII

                             Additional Agreements

         SECTION 8.1      Confidentiality; Standstill.

         (a) As a condition to each party hereto furnishing to the other party hereto or to their directors, officers, employees, lenders, agents and advisors (collectively, "Representatives") financial and other information that has not heretofore been made generally available on a nonconfidential basis, each party hereto agrees to treat such information furnished to it (both orally and in writing) before or after the date hereof by or on behalf of the other party or its Representatives and all notes, analyses, compilations, studies, interpretations and other material prepared by it or its Representatives containing or based in whole or in part on any such information furnished by or on behalf of the other party or any of its Representatives (collectively, the "Evaluation Material"), as follows:

                 (1) Each party hereto recognizes and acknowledges the competitive value and confidential nature of the Evaluation Material and the damage that could result to the other party if information contained therein is disclosed to any third party.

                 (2) Each party hereto agrees that the Evaluation Material will be used solely for the purpose of evaluating the transaction contemplated hereby. Each party hereto agrees that it will not disclose any of the Evaluation Material to any third party without the prior written consent of the other party hereto; provided, however, that any such information may be disclosed to its Representatives who need to know such information for the purpose of evaluating the transaction contemplated herein and who agree to keep such information confidential and to be bound by the provisions of this Section 8.1(a) to the same extent as if they were parties hereto.

                 (3) In the event that a party hereto or its Representatives are requested in any proceeding to disclose any Evaluation Material, it will give the other party hereto prompt notice of such request so that the other party hereto make seek an appropriate protective order. If, in the absence of a protective order, the party or its Representatives are nonetheless compelled by law to disclose such Evaluation Material, it or its Representatives, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that it gives the other party hereto written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of the other party and at its expense, use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

                 (4) In the event that the transaction contemplated by this Agreement is not consummated, each party will promptly redeliver to the other party all copies of all Evaluation Material furnished to it or its Representatives and will destroy all analyses, compilations, studies and other material based in whole or in part on such material prepared by or on behalf of such party.

                 (5) Each party and its Representatives shall have no obligation hereunder with respect to any information in the Evaluation Material furnished by the other party or its Representatives to the extent that such information (a) has been made public other than by the acts of the recipient party or acts of its Representatives in violation of this Agreement or (b) becomes available to the recipient party on a nonconfidential basis from a source that is entitled to disclose it on a nonconfidential basis.

                 (6) Each party hereto agrees that money damages would not be a sufficient remedy for any breach of the agreements set forth in this
Section 8.1(a) by it or its Representatives, and that, in addition to all other remedies, the other party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party hereto further agrees to waive, and to use its best efforts to cause its Representatives to waive, any requirements for the securing or posting of any bond in connection with such remedy. Each party hereto agrees to be responsible for any breach of its agreement set forth in this Section 8.1(a) by any of its Representatives.

                 (b) In the event of termination of this Agreement, for any reason, prior to the Effective Time, then until the expiration of eighteen
(18) months from the date of such termination, none of

Maxim, its affiliates (as defined in Rule 405 of the Securities Act of 1933, hereinafter "Affiliates") or those of Maxim's Representatives to whom the Evaluation Material has been disclosed or who have been made aware of the discussions between the parties concerning a possible transaction, shall, without the prior written consent of the Board of Directors of Image, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any voting securities of Image, or any rights or options to acquire such ownership, or to purchase, directly or indirectly, a material portion of the assets of Image; provided that the restriction contained in this clause (i) shall apply only to Maxim, its subsidiaries, its executive officers and the members of the Board of Directors of Maxim; (ii) propose to enter into, directly or indirectly, any merger or business combination involving Image;
(iii) make, or in any way participate, directly or indirectly, in any solicitation of "proxies" (as such term is used in Regulation 14A under the Securities Exchange Act of 1934, as amended) to vote or seek to advise or influence any person with respect to the voting of any voting securities of Image; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of Image; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Image; or (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

         (c) In the event of termination of this Agreement, for any reason, prior to the Effective Time, then until the expiration of eighteen (18) months from the date of such termination, none of Image, its affiliates (as defined in Rule 405 of the Securities Act of 1933, hereinafter "Affiliates") or those of Image's Representatives to whom Evaluation Material has been disclosed or who have been made aware of the discussions between the parties concerning a possible transaction, shall, without the prior written consent of the Board of Directors of Maxim, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any voting securities of Maxim, or any rights or options to acquire such ownership or to purchase, directly or indirectly, a material portion of the assets of Maxim, provided that the restriction contained in this clause (i) shall apply only to Image, its subsidiaries, its executive officers, and the members of the Board of Directors of Image; (ii) propose to enter into, directly or indirectly, any merger or business combination involving Maxim; (iii) make, or in any way participate, directly or indirectly, in any solicitation of "proxies" (as such term is used in Regulation 14A under the Securities Exchange Act of 1934, as amended) to vote or seek to advise or influence any person with respect to the voting of any voting securities of Maxim; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934) with respect to any voting securities of Maxim; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Maxim; or (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

         (d) The parties agree that the covenants contained in Sections 8.1(b) and 8.1(c) shall be for the respective benefit of Image and Maxim, and each such respective party shall be entitled to enforce such respective covenant. The parties also agree that money damages would not be a sufficient remedy for any violation of the terms of such covenants, and, accordingly, that the respective enforcing party shall be entitled to equitable relief, including injunctive relief and specific performance in the event of any breach of the provisions of such covenants, in addition to all other remedies available at law or in equity.

         SECTION 8.2 Registration Statement. Maxim shall prepare at its expense and file as promptly as practicable hereafter with the Commission the Registration Statement with respect to the Maxim Common Stock issuable pursuant to the Merger, which Registration Statement shall include the Proxy Statement (and which Proxy Statement, insofar as it relates to the meeting of shareholders of Image for approval of the Merger, shall be reasonably acceptable to Image in all respects), and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Maxim shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the Maxim Common Stock to be issued as set forth in this Agreement. Image shall furnish all information concerning Image and the holders of Image Common Stock as may be reasonably requested in connection with the issuance of the Maxim Common Stock to be issued as set forth in this Agreement.

         SECTION 8.3 Approval of Stockholders. Each of Maxim and Image shall cause a meeting of its respective stockholders to be duly called and held on or before September 15, 1996, or as soon thereafter as practicable following effectiveness of the Registration Statement (and allowing a reasonable period of time to solicit proxies) for the purpose of approving the Merger, this Agreement and all actions contemplated hereby which require the approval of such corporation's respective stockholders. Image will, through its Board of Directors, consistent with their fiduciary duties, recommend to Image's stockholders, and use its best efforts to obtain approval by the stockholders of Image of the transactions contemplated by this Agreement. Maxim will, through its Board of Directors, consistent with their fiduciary duties, recommend to Maxim's stockholders, and use its best efforts to obtain approval by the stockholders of Maxim of the transactions contemplated by this Agreement.

         SECTION 8.4 No Solicitation. (a) From and after the date of this Agreement until the Effective Time, or the earlier termination of this Agreement, Image and its directors, officers and employees will not, and Image will use its best efforts to cause its representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) initiate, solicit or cooperate with submission of any inquiries, proposals or offers by any person, entity or group (other than Maxim, the Subsidiary and their affiliates, agents and representatives) relating to any Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Image to, or afford any access to the properties, books or records of Image to, or otherwise assist, facilitate or cooperate with, or enter into any agreement or understanding with, any person, entity or group (other than Maxim, the Subsidiary and their affiliates, agents and representatives) in connection with any Acquisition Proposal. For the purposes of this Section 8.4(a), an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of (i) Image (whether by way of merger or otherwise), (ii) all or a substantial portion of the assets of Image or (iii) a substantial portion of the equity securities of Image (except by conversion or exercise of currently outstanding securities). In addition, subject to the other provisions of this Section 8.4, from and after the date of this Agreement until the Effective Time,

Image and its directors, officers and employees will not, and Image will use its best efforts to cause its representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Maxim and the Subsidiary). Image will immediately cease any existing discussions, negotiations or other activities with any parties with respect to any of the foregoing.

         (b) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement, Maxim and its subsidiaries and their respective directors, officers and employees will not, and Maxim will use its best efforts to cause their respective representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) initiate, solicit or cooperate with submission of any inquiries, proposals or offers by any person, entity or group (other than Image and its affiliates, agents and representatives) relating to any Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations with, or disclose any non- public information concerning Maxim or any of its subsidiaries to, or afford any access to the properties, books or records of Maxim or any of its subsidiaries to, or otherwise assist, facilitate or cooperate with, or enter into any agreement or understanding with, any person, entity or group (other than Image and its affiliates, agents and representatives) in connection with any Acquisition Proposal. For the purposes of this Section 8.4(b) an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition (i) of Maxim (whether by way of merger or otherwise), (ii) of all or a substantial portion of the assets of Maxim or (iii) of a substantial portion of the equity securities of Maxim (except by conversion or exercise of currently outstanding securities) or (iv) by Maxim of substantially all the securities or assets of a business a substantial part of which is the manufacture of carpet or similar floor covering, provided that none of the provisions of clauses (ii), (iii) or (iv) of the sentence shall prohibit any payment of cash or issuance of securities by Maxim in a transaction not otherwise prohibited by clause (iv) and involving the acquisition of a business which, considered as if it were a subsidiary of Maxim, would not be a "significant subsidiary" or defined in Registration S-X of the Securities and Exchange Commission. In addition, subject to the other provisions of this
Section 8.4, from and after the date of this Agreement until the Effective Time, Maxim and its subsidiaries and their respective directors, officers and employees will not, and Maxim will use its best efforts to cause their respective representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by and person, entity or group (other than Image). Maxim will immediately cease any existing discussions, negotiations or other activities with any parties with respect to any of the foregoing.

         (c) Notwithstanding the provisions of paragraphs (a) and (b) above, Maxim or Image, as applicable (such entity hereinafter called "Target") may, to the extent the Board of Directors of Target determined in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (d) below, furnish information to any person, entity or group after such person, entity or group shall have delivered to Target in writing an unsolicited bona fide Acquisition Proposal (as defined in subsection (a) or (b) hereof, as applicable) which is not subject to any financing contingency and which the Board of Directors of

Target in its good faith reasonable judgment determines, after consultation with its principal advisors in connection with the transactions contemplated herein, would upon consummation thereof result in a transaction more favorable to the stockholders of Target than the transactions contemplated herein and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Target (based upon the advice of its principal advisors in connection with the transactions contemplated herein), is reasonably capable of being financed by such person, entity or group and which is probable to be consummated (a "Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal (as defined in subsection (a) or (b) hereof, as applicable), Target may refer any third party to this Section 8.4 or make a copy of this Section 8.4 available to a third party.

         (d) A Target may furnish information with respect to a Superior Proposal only if the Target (i) notifies the other party hereto (Maxim or Image, as applicable) of the information proposed to be disclosed reasonably concurrently with the disclosure thereof, (ii) first complies with the provisions of paragraph (f) below and (iii) provides such information pursuant to a confidentiality agreement at least as restrictive (but with provisions specifically permitting compliance with Section 8.4(f) hereof) as the provisions of Section 8.1(a) hereof.

         (e) In the event, a Target receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of such Target from approving such Superior Proposal or recommending such Superior Proposal to its stockholders, if the Board determines reasonably and in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board may amend or withdraw its approval or recommendation of the Merger. Subject to the right of termination set forth in Section 10.1(c)(iii) or 10.1(d)(iii), as applicable, except to the extent expressly set forth in this Section 8.4, nothing shall relieve the Target from complying with all other terms of this Agreement.

         (f) A Target will (i) notify the other party hereto (Maxim or Image, as applicable) immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to such other party the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

         (g) Nothing contained in this Section 8.4 shall prevent a Target or its Board of Directors from complying with the provisions of Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act.

         SECTION 8.5 Identification of Affiliates. Image shall deliver to Maxim a letter identifying all persons who are, at the time the Merger is submitted to a vote of the stockholders of Image, "affiliates" of Image for purposes of Rule 145 under the Securities Act.

         SECTION 8.6 Issuance of Shares. Maxim shall, as and when required by the provisions hereof, issue and deliver to the Exchange Agent certificates representing the number of shares of

Maxim Common Stock to be issued to the Image stockholders in the Merger and sufficient funds to provide for the fractional share cash payments to be paid to any Image stockholders in the Merger.

         SECTION 8.7 Expenses; Termination Fee. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (b)  If:  (1) this Agreement is terminated by Maxim pursuant to
Section 10.1(c)(i); or (2) this Agreement is terminated by Image pursuant to
Section 10.1(d)(iii) hereof; or (3)(i) Image (or any of the persons named in such subsection acting on behalf of Image) commits a breach of Section 8.4 hereof, or (ii) a tender or exchange offer for any shares of capital stock of Image or any business combination of the type described in Section 8.4 shall have been made or publicly proposed to be made by any person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Maxim, and either (A) the Board of Directors of Image shall have announced a position in favor of such tender or exchange offer or business combination, or (B) in the case of a tender or exchange offer, the offerer successfully acquires pursuant thereto shares representing more than 51% of the total outstanding voting stock of Image; then Image shall pay to Maxim a termination fee of $3,000,000. Such payment is intended by the parties to constitute liquidated damages and not a penalty.

         (c) If: (1) this Agreement is terminated by Image pursuant to Section 10.1(d)(i); or (2) this Agreement is terminated by Maxim, pursuant to Section 10.1(c)(iii); or if (3)(i) Maxim (or any of the persons named in such subsection acting on behalf of Maxim) commits a breach of Section 8.4 hereof, or (ii) a tender or exchange offer for any shares of capital stock of Maxim or any business combination of the type described in Section 8.4 shall have been made or publicly proposed to be made by any person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Image, and either (A) the Board of Directors of Maxim shall have announced a position in favor of such tender or exchange offer or business combination, or (B) in the case of a tender or exchange offer, the offerer successfully acquires pursuant thereto shares representing more than 51% of the total outstanding voting stock of Maxim; then Maxim shall pay to Image a termination fee of $3,000,000. Such payment is intended by the parties to constitute liquidated damages and not a penalty.

         SECTOPM 8.8      Hart-Scott-Rodino Filing.  Within ten (10) business
days after the execution hereof, Image and Maxim shall file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

         SECTION 8.9 Stockholder Communication. From and after the date hereof, neither Image nor Maxim will, with respect to the transactions contemplated hereby, issue any press release or make any public statements or mail any communications or letters to their respective stockholders generally (except Maxim's and Image's annual and quarterly reports to stockholders) without the prior approval of the other party and its counsel, except as required by law, the rules of the Nasdaq-NMS or the rules of the National Association of Securities Dealers, Inc.

         SECTION 8.10 Rule 144 Considerations. Maxim shall (i) satisfy the current public information requirements set forth in paragraph (c) of Rule 144 under the Securities Act (or any rule or regulation ,which may be substituted for or replace, and which is substantially similar to, such paragraph (c)); and
(ii) upon request by an affiliate identified pursuant to Section 8.5 who receives Maxim Common Stock in the Merger, make promptly available to such affiliate any and all information relating to Maxim and its outstanding securities as such affiliate may require in consummating a sale pursuant to Rule 144 under the Securities Act (or any rule or regulation which may be substituted for or replace, and which is substantially similar to, Rule 144); and (iii) file such reports and take such action as may be necessary on its part to permit such affiliate to sell Maxim Common Stock under Rule 144 (or any rule or regulation which may be submitted for or replace, and which is substantially similar to, Rule 144).

         SECTION 8.11 Stock Options. Maxim shall use its best efforts to obtain shareholder approval, to the extent required by the terms of such plan, of such increase in the number of shares of Maxim Common Stock covered by its employee stock option plans as necessary to permit issuance of such options as required by Section 3.1(e) hereof.

         SECTION 8.12 Post Effectiveness Management Matters. (a) Maxim will cause to be called and held immediately following the Effective Time a special meeting of the Board of Directors of Maxim, at which meeting the Board of Directors of Maxim shall take all action necessary to increase the number of members of the Maxim Board of Directors by such number of members (if any) as is necessary to take the action contemplated by this Section 8.12 (a), and:

         (i) to elect as members of such Board of Directors (x) Larry M. Miller, (y) H. Stanley Padgett, and (z) such additional individual, reasonably acceptable to the members of the Board of Directors voting in such election, as designated by agreement between Messrs. Miller and Padgett, provided that such third individual is not, at the time of such election, an employee of either Maxim or Image; and

         (ii) to elect each of Larry M. Miller and H. Stanley Padgett as a Senior Executive Vice President of Maxim.

         (b) Immediately following the Effective Time, Maxim shall vote its stock in the Surviving Corporation in favor of the election of a Board of Directors of the Surviving Corporation consisting of (i) Larry M. Miller, (ii)
H. Stanley Padgett, (iii) one individual designated by the Chief Executive Officer of Maxim, and (iii) two other individuals designated by mutual agreement between Messrs. Miller and Padgett.

         SECTION 8.13 Amendments to Maxim Certificate of Incorporation. If necessary, Maxim will use its best efforts to cause its shareholders to approve the amendment of, and to amend, its Certificate of Incorporation on or before the Effective Time (i) to increase the authorized number of shares of Maxim Common Stock to provide for the issuance of the shares of Maxim Common Stock (or options covering such shares, as applicable) to the stockholders and option holders of Image as contemplated herein and (ii) to authorize amendment of its By-laws by action of its Board of Directors, without shareholder approval, as necessary to permit the actions contemplated by Section 8.12(a) hereof.

         SECTION 8.14 Tax Treatment: Accounting Treatment. (a) Each of Image and Maxim agree to use their respective best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code.

         (b) Image and Maxim agree to use their respective best efforts to cause the Merger to be accounted for as a pooling of interests and to use their respective best efforts to cause their affiliates to take such actions as shall be necessary to permit the Merger to qualify for such accounting treatment. Image and Maxim each covenant not to take, and each covenant to use its best efforts to cause its affiliates not to take, prior to the Effective Time, any action that could in any manner adversely affect such qualification other than as disclosed on Disclosure Schedule 8.14.

         (c) Image shall use its best efforts to cause each of its affiliates identified pursuant to Section 8.5, and Maxim will use its best efforts to cause each of its affiliates required pursuant to Section 9.2(s), to deliver a written undertaking, in form reasonably satisfactory to Maxim, to the effect that:

                 (i) During the period from the execution of this Agreement until thirty (30) days prior to the Effective Time such affiliate has not and will not transfer or otherwise dispose of any securities of Image or Maxim, as applicable, held by such affiliates, except for transfers or other dispositions by operation of law upon the death of such affiliates or by the estate of such affiliates if necessary to pay estate taxes or other transfers or dispositions that Maxim determines will not prevent Maxim from accounting for the Merger as a pooling of interests, taking into account the actions of other affiliates.

                 (ii) From and after thirty (30) days prior to the Effective Time, such affiliate will not sell, transfer or otherwise dispose of any securities of Image or Maxim, including shares of Maxim Common Stock received by such affiliate in the Merger, until after such time as financial results covering at least thirty (30) days of combined operations of Image and Maxim have been published by Maxim, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (which publication shall be effected by Maxim at the earliest reasonably practicable opportunity), except for transfers or other dispositions that Maxim determines, taking into account the actions of other affiliates, will not prevent Maxim from accounting for the Merger as a pooling of interests.

         SECTION 8.15 Registration of Option Shares. Not later than 30 days following the date of first publication of financial statements covering at least 30 days of combined operations of Maxim and the Surviving Corporation, Maxim shall cause to be filed with the Securities and

Exchange Commission, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-3 (or other appropriate registration form) which shall cover the resale, by the holders of such options, of the shares of Maxim Common Stock (the "Merger Option Shares") covered by the Corresponding Nonqualified Options issued at the Effective Time pursuant to Section 3.1(e) hereof, and shall use its best efforts (i) to cause such registration statement to be declared effective at the earliest practicable time thereafter, and (ii) to maintain such registration statement as effective until the earlier of (a) the resale by the option holders to whom such shares are originally issued of all the Merger Option Shares, or (b) June 30, 1998.

         SECTION 8.16 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or reasonably advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger and this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or reasonably desirable to carry out the purposes of this Agreement, the proper officers and directors of Maxim, the Subsidiary or Image, as the case may be, shall take all such necessary action.

         SECTION 8.17 Closing Conditions. Maxim and Image will use their best efforts to cause the conditions set forth in Article IX to occur.

                                   ARTICLE IX

                                   Conditions

         SECTION 9.1 Conditions to Obligations of Maxim and the Subsidiary to Proceed with the Merger. Notwithstanding any other provision of this Agreement, each of the following shall be a condition to the obligation of Maxim and the Subsidiary to consummate the Merger:

         (a) The representations and warranties made by Image herein shall have been true in all material respects as of the date of this Agreement and shall be true in all material respects as of the Effective Time as though made on and as of the Effective Time; and it is understood that all representations and warranties made by Image herein if specifically stated to be as of the date hereof shall be deemed to be true as of the Effective Time if true as of the date hereof;

         (b) Image shall have performed in all material respects every obligation and complied with in all material respects each agreement, covenant and condition required by this Agreement to be performed or complied with by it prior to or at the Effective Time and Image shall have delivered to Maxim a certificate dated the Effective Time and signed on its behalf by its Chairman of the Board or its President and its Secretary or Treasurer, certifying the satisfaction of the conditions set forth in this paragraph and in paragraph 9.1(a);

         (c) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Maxim, it is not in the best interests of the shareholders of Maxim to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality
(i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or to compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Maxim based upon a legal opinion from an independent legal counsel, could result in the relief sought being obtained;

         (d) There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any United States federal or state government or governmental agency or instrumentality or court which would (i) prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Image's or Maxim's business or assets, as a result of the Merger, (ii) render Maxim unable to consummate the Merger, or (iii) make such consummation illegal;

         (e) No material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of Image, including any judgment, decree, injunction, ruling or order rendered in connection with any litigation referred to in Section 5.12 hereof, which, in the reasonable opinion of Maxim, if not successfully appealed would result in such a material adverse change;

         (f) The Merger and this Agreement (including, without limitation, such approval as required by Section 8.11 hereof) shall have been validly approved by the requisite vote of the stockholders of each of Maxim and Image.

         (g) The Certificate of Merger shall have been executed by the duly authorized officer(s) of Image;

         (h) The Registration Statement shall have become effective, and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect;

         (i) Maxim shall have received from Parker, Johnson, Cook & Dunlevie, counsel to Image, an opinion dated the Effective Time, such opinion to be to the effect set forth in Exhibit D attached hereto;

         (j) Maxim shall have received from KPMG Peat Marwick LLP, independent accountants for Image, a letter dated the effective date of the Registration Statement, a letter dated the date of each of the respective meetings of the stockholders of Image and Maxim which approves the transactions contemplated hereby and a letter dated the Effective Time, each letter to be to the effect set forth in Exhibit E attached hereto;

         (k) Maxim shall have received the following documents from Image, all of which shall be in a form and substance reasonably acceptable to Maxim and its counsel:

                 (i) Certified copy of resolutions adopted by Image's Board of Directors approving this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby;

                 (ii) Certified copy of resolutions adopted by Image's stockholders approving the transactions contemplated hereby;

                 (iii) Certificate of incumbency executed by the Secretary of Image indicating the current officers and directors of Image;

                 (iv) Certificate of good standing of Image dated not more than ten (10) days prior to the Effective Time from the Secretary of State of Delaware; and

                 (v) Such other certificates, documents or instruments as Maxim or its counsel may reasonably require.

         (l) Maxim shall have received copies of consents of all third parties necessary for Image to execute, deliver and perform this Agreement and consents of all third parties having material business relationships with Image if consent to or approval of transactions of the nature herein contemplated is required in order to prevent a material adverse change in such business relationship, such as acceleration of indebtedness by a lender or a declaration of default by a landlord;

         (m) All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated.

         (n) The shares of Maxim Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq-NMS, subject to official notice of issuance.

         (o) The members of the Board of Directors of Image as of the Effective Time shall have submitted their written resignations as directors of Image, effective as of the Effective Time.

         (p) The amendments to the Certificate of Incorporation of Maxim described in Section 8.13 shall have been approved by the requisite vote of the stockholders of Maxim.

         (q) Maxim shall have received an opinion from Prudential that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of Maxim, and each of Maxim and Image shall have received an originally executed counterpart of the written opinion of the Financial Advisor described in Section 5.20.

         (r) Maxim shall have received from such of the affiliates of Image (designated pursuant to Section 8.5 hereof) as it determines necessary in its sole discretion a letter of undertaking, in form satisfactory to Maxim and its counsel, acknowledging the restrictions imposed by the federal securities laws and regulations thereunder (including but not limited to SEC Rule 145) on the shares of Maxim Common Stock to be received by such persons, and agreeing to be bound by such restrictions.

         (s) Maxim shall have received from each of the affiliates of Image (designated pursuant to Section 8.5 hereof), and from each such affiliate of Maxim as Maxim determines necessary in its sole discretion, a written undertaking in form and substance contemplated in Section 8.14 hereof.

         (t) Image shall have received an opinion of its tax counsel, in form reasonably acceptable to both Image and Maxim, to the effect that the Merger will be a tax free reorganization under Code Section 368(a)(1)(A) and 368(a)(2)(E), as well as the consent of such counsel to the inclusion of such opinion in the Registration Statement and Proxy Statement.

         (u) Maxim shall have determined to its satisfaction that the Merger will be accounted for as a pooling of interests.

         (v) All employment agreements to which Image is a party at the date hereof other than the employment agreements between Image and H. Stanley Padgett and Larry M. Miller, respectively, shall have been terminated, or shall have expired in accordance with their terms without renewal, and in either case without liability of the Surviving Corporation for any payment of severance payments or severance benefits under any such agreement, and Image shall not have become a party to any other employment agreements except as consented to by Maxim.

         (w) Maxim shall have received such other certificates, documents and instruments as it shall have reasonably requested.

         SECTION 9.2 Conditions to Obligations of Image to Proceed with the Merger. Notwithstanding any other provisions of this Agreement, each of the following shall be a condition to the obligation of Image to consummate the
Merger:

         (a) The representations and warranties made by Maxim herein shall have been true in all material respects as of the date of this Agreement and shall be true in all material respects as of the Effective Time as though made on and as of the Effective Time; and it is understood that all representations and warranties made by Maxim herein if specifically stated to be as of the date hereof shall be deemed to be true as of the Effective Time if true as of the date hereof;

         (b) Maxim and the Subsidiary shall each have performed in all material respects every obligation and complied with in all material respects each agreement, covenant or condition required by this Agreement to be performed or complied with by them prior to or at the Effective Time, and Maxim shall have delivered to Image a certificate dated the Effective Time and signed on its behalf by its Chairman or President and its Secretary or Treasurer certifying the satisfaction of the conditions set forth in this paragraph and in paragraph 9.2(a);

         (c) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Image, it is not in the best interests of the shareholders of Image to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality
(i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger or (ii) seeking to prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or to compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Image, based on an opinion from independent legal counsel, could result in the relief sought being obtained;

         (d) There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any United States federal or state government or governmental agency or instrumentality or court which would (i) prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Image's or Maxim's business or assets, as a result of the Merger, (ii) render Image unable to consummate the Merger, or (iii) make such consummation illegal;

         (e) No material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of Maxim, including any judgment, decree, injunction, ruling or order rendered in connection with any litigation referred to in Section 4.10 hereof, which, in the reasonable opinion of Image, if not successfully appealed would result in such a material adverse change;

         (f) The Merger and this Agreement (including, without limitation, such approval as required by Section 8.11 hereof) shall have been validly approved by the requisite vote of the stockholders of each of Maxim and Image;

         (g) The Agreement of Merger and Certificate of Merger shall have been executed by the duly authorized officer(s) of Subsidiary;

         (h) The Registration Statement shall have become effective and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect;

         (i) Image shall have received an opinion of Smith, Gambrell & Russell, counsel to Maxim and the Subsidiary, to the effect set forth in Exhibit F attached hereto;

         (j) Image shall have received from Arthur Andersen LLP, independent accountants for Maxim, a letter dated the date of the Proxy Statement and a letter dated the Effective Time, each letter to be to the effect set forth in Exhibit G hereto;

         (k) Image shall have received the following documents from Maxim and Subsidiary, all of which shall be in a form and substance reasonably acceptable to Image and its counsel:

                 (i) Certified copy of resolutions adopted by the Boards of Directors and stockholders of Maxim and Subsidiary approving this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, including the issuance of the Maxim Common Stock and the options (contemplated by Section 3.1(e) hereof) to be issued pursuant hereto and the amendments to the Certificate of Incorporation of Maxim contemplated hereby;

                 (ii) Certified copy of resolutions adopted by Maxim as the sole stockholder of Subsidiary approving this Agreement, the Certificate of Merger and the transactions contemplated hereby;

                 (iii) Certificate of incumbency executed by the Secretary or Assistant Secretary of Maxim indicating the current officers and directors of Maxim and Subsidiary;

                 (iv) Certificates of good standing from the Secretary of State of Delaware for each of Maxim and Subsidiary, each dated not more than ten (10) days prior to the Effective Time; and

                 (v) Such other certificates, documents or instruments as Image or its counsel may reasonably require.

         (l) Image shall have received copies of consents of all third parties necessary for Maxim to execute, deliver and perform this Agreement and consents of all third parties having material business relationships with Maxim if consent to or approval of transactions of the nature herein contemplated is required in order to prevent a material adverse change in such business relationship, such as acceleration of indebtedness by a lender or a declaration of default by a landlord;

         (m) All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated;

         (n) The shares of Maxim Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq-NMS, subject to official notice of issuance.

         (o) The amendments to the Certificate of Incorporation of Maxim described in Section 8.13 shall have been approved by the requisite vote of the stockholders of Maxim.

         (p) The condition set forth in Section 9.1(t) shall have been fulfilled.

         (q) Image shall have received an opinion from the Financial Advisor that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of Image, and each of Maxim and Image shall have received an originally executed counterpart of the written opinion of Prudential described in Section 4.19.

         (r) Image shall have determined to its satisfaction that the Merger will be accounted for as a pooling of interests.

         (s) Maxim shall have received from each of the affiliates of Image (designated pursuant to Section 8.5 hereof), and from each such affiliate of Maxim as Maxim determines necessary in its sole discretion, a written undertaking in form and substance contemplated in Section 8.14 hereof.

         (t) Maxim shall have received, and delivered to Image a copy of, the Lender's commitment letter with respect to the Credit Facility, as described in Section 7.2(i), which commitment letter shall be reasonably satisfactory to Image.

         (u) The Surviving Corporation shall have entered into employment agreements with Larry M. Miller and H. Stanley Padgett in the forms attached to this Agreement as Exhibits H and I, respectively, to be effective as of the Effective Time.

         (v) Image shall have terminated each of the Indemnity Agreements to which it is a party as of the date of this Agreement with executive officers or members of its Board of Directors ("Image Indemnitees"), and shall not have entered into any additional such agreements with present or former executive officers or members of its Board of Directors, except that Image may, immediately prior to the Effective Time, enter into a substitute indemnity agreement, in the form attached hereto as Exhibit J, with any person who is, as of the date hereof, an Image Indemnitee.

         (w) The Board of Directors of Maxim shall have adopted a resolution authorizing the Surviving Corporation, in the discretion of executive management of such corporation, to proceed with completion of implementation of the Capital Expenditure Plan following the Effective Time, on the terms and within the time contemplated by the Capital Expenditure Plan, with such modifications or amendments as shall be agreed to by the chief executive officer of the Surviving Corporation.

         (x) Image shall have received, and delivered to Maxim, such consent to the Merger and the transactions contemplated hereby as shall be required, under the terms of such loan agreements, in order for Image's entry into and performance of the Merger and the transactions contemplated by this Agreement not to constitute an event of termination or default under the terms of Image's loan agreements with its current lenders, The First National Bank of Boston, First Union National Bank of Georgia and Wachovia Bank of Georgia, N.A.

         (y) Image shall have received such other certificates, documents and instruments as it shall have reasonably requested.

                                   ARTICLE X

                       Termination, Amendment and Waiver

         SECTION 10.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Image or Maxim:

         (a)     by mutual consent of Maxim and Image; or

         (b) by either Maxim or Image if (i) the Merger shall not have been consummated on or before December 31, 1996 (the "Termination Date"), (ii) the requisite vote of the shareholders of Image or Maxim to approve this Agreement and the transactions contemplated hereby shall not be obtained at the respective meeting of the shareholders of such corporation called for such purpose or any adjournment thereof, or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such terminating party determines in good faith that the pendency of such order, judgment or decree renders the consummation of the Merger impracticable; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

         (c) by Maxim (i) if the Board of Directors of Image shall have withdrawn or modified in a manner adverse to Maxim its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, or shall have resolved to do any of the foregoing, or (ii) there has been (x) a material breach of any covenant, or agreement on the part of Image or failure of a condition in Section 9.1 hereof which has not been cured or adequate assurance (acceptable to Maxim in its sole discretion) of cure given, in either case within 15 business days following receipt of notice of such breach, or (y) a breach of a representation or warranty of Image herein which by its nature cannot be cured prior to the Termination Date; or (iii) if the Board of Directors of Maxim, pursuant to actions permitted by Section 8.4(e) hereof, shall have authorized Maxim to enter into an agreement with any third party with respect to, or shall have approved or recommended to the shareholders of Maxim for approval, a Superior Proposal; or

         (d) by Image (i) if the Board of Directors of Maxim shall have withdrawn or modified in a manner adverse to Image its approval or recommendation of the Merger, this Agreement or the Transactions contemplated hereby, or shall have resolved to do any of the foregoing, or (ii) there has been (x) a material breach of any covenant, or agreement on the part of Maxim or failure of a condition in Section 9.2 hereof which has not been cured or adequate assurance (acceptable to Image in its sole discretion) of cure given, in either case within 15 business days following receipt of notice of such breach or (y) a breach of a representation or warranty of Maxim herein which by its nature cannot be cured prior to the Termination Date; or (iii) if the Board of Directors of Image, pursuant to the actions permitted by Section 8.4(e) hereof, shall have authorized Image to enter into an agreement with any third party with respect to, or shall have approved or recommended to the shareholders of Image for approval, a Superior Proposal; or

         (e) by either Maxim or Image if, as of any date prior to the Effective Time, the Maxim Market Value is equal to or less than $11.00 (as used herein, the term "Maxim Market Value" shall mean the average of the closing prices as reported on the NASDAQ National Market of one share of Maxim Common Stock for the five (5) trading days immediately preceding the date for which such determination is made).

         SECTION 10.2 Effect of Termination. In the event of termination of this Agreement by either Maxim or Image as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Maxim or Image or their respective officers or directors except for willful breach and except that the agreements with respect to confidentiality contained in Section 8.1, and the agreements with respect to fees, expenses and liquidated damages contained in Section 8.7 hereof, shall survive the termination hereof.

         SECTION 10.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereby of the stockholders of Image to the extent permitted by law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 10.4 Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements of the other parties or satisfaction of any of the conditions to its obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               General Provisions

         SECTION 11.1 Survival of Representations, Warranties and Agreements. The parties agree that the representations, warranties and agreements in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall not survive the Effective Time, with the exception of the agreements contained in Sections 8.1, 8.7, 8.10, 8.11, 8.12 and 8.15 hereof. In the event that a fact or matter is discovered which the discovering party determines to be a breach of a representation or warranty, it shall promptly notify the other parties hereto in writing.

         SECTION 11.2 Closing. The closing of the transactions contemplated by this Agreement shall take place (i) at the offices of Smith, Gambrell & Russell, Suite 1800, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, on the same business day as, and immediately following the later to occur of, the Image stockholder meeting or the Maxim stockholder meeting, provided that each of the conditions set forth in Article IX is fulfilled or waived; or (ii) at such other time and place as Maxim and Image shall agree.

         SECTION 11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, transmitted by confirmed facsimile transmission to the fax number set forth below (or such other fax number for a party as shall be specified in a notice to all other parties meeting the requirements of this section), or when mailed by registered or certified mail (return receipt requested and postage prepaid) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that the absence of a return receipt shall not constitute irrebuttable evidence that the notice or communication was not so mailed:

         (a)     if to Maxim, to:

                 The Maxim Group, Inc.
                 210 TownPark Drive
                 Kennesaw, Georgia 30144
                 Fax No.: 770/590-7709

                 Attention:  A.J. Nassar, President and Chief Executive Officer

                 with a copy to:

                 Smith, Gambrell & Russell
                 Suite 1800
                 3343 Peachtree Road, N.E.
                 Atlanta, Georgia 30326
                 Fax No.: 404/264-2652

                 Attention:  A. Jay Schwartz, Esquire





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


         (b)     if to Image, to:

                 Image Industries, Inc.
                 1112 Georgia Highway 140
                 Armuchee, Georgia 30105
                 Fax No.: 706/235-0386

                 Attention:  H. Stanley Padgett, President
                                and Chief Executive Officer

                 with a copy to:

                 Parker, Johnson, Cook & Dunlevie
                 Suite 700
                 1275 Peachtree Street, N.E.
                 Atlanta, Georgia 30309
                 Fax No.: 404/888-7490

                 Attention: G. Donald Johnson, Esquire

         SECTION 11.4 Interpretation. When a reference is made in this Agreement to subsidiaries of Maxim, the Subsidiary or Image, the word "subsidiaries" means any corporation more than 50% of the outstanding voting securities of which are directly or indirectly owned by Maxim, the Subsidiary or Image, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 11.6 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any third parties any rights or remedies hereunder, (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia (except for the Articles of Merger attached hereto as Exhibit A, which shall be governed by the laws of the State of Delaware). This Agreement may be executed in counterparts which together shall constitute a single agreement.

         SECTION 11.7 Schedules and Exhibits. All Schedules and Exhibits attached hereto are incorporated herein by reference. Each Disclosure Schedule shall be deemed to be a representation and warranty of the party preparing such schedule. No item shall be deemed disclosed for any schedule or representation, unless specifically referenced on said schedule, and reference on one schedule shall not be deemed disclosure for any other purpose.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first-above written.

                               THE MAXIM GROUP, INC.


                               By: /s/ A. J. Nassar
                                  ----------------------------------------
                                  A. J. Nassar
                               Its: President and Chief Executive Officer


                               IMAGE INDUSTRIES, INC.


                               By: /s/ H. Stanley Padgett
                                  ----------------------------------------
                                  H. Stanley Padgett
                               Its: President and Chief Executive Officer


                               TMG-II MERGER, INC.


                               By: /s/ A. J. Nassar
                                  ----------------------------------------
                                  A. J. Nassar
                               Its: President and Chief Executive Officer





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